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                               November 17, 1997


Landmark Systems Corporation
8000 Towers Crescent Drive
Vienna, Virginia  22182

Ladies and Gentlemen:

         We have acted as counsel to Landmark Systems Corporation, a Virginia corporation (the "Company"), and Patrick H. McGettigan, Katherine K. Clark, Jeffrey H. Bergman and the Bergman Family Trust (the "Selling Stockholders"), in connection with the registration of 3,200,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), of which 2,000,000 shares are being offered by the Company (the "Company Shares"), 1,200,000 shares are being offered by the Selling Stockholders (the "Selling Stockholder Shares"), and 480,000 additional shares of Common Stock (the "Option Shares") which are being offered by the Selling Stockholders solely to cover the underwriters' over-allotment option, if exercised, pursuant to a Registration Statement on Form S-1 under the Securities Act of 1933, as amended (No. 333-35629) (the "Registration Statement"), and with the proposed sale of the Company Shares, the Selling Stockholder Shares and, if the over-allotment option is exercised, the Option Shares, to the public through certain underwriters.

         Based upon our examination of the originals or copies of such documents, corporate records, certificates of officers of the Company and other instruments as we have deemed necessary and upon the laws as presently in effect, we are of the opinion that (i) the Company Shares are duly authorized, and upon issuance and delivery in accordance with the underwriting agreement referred to in the Registration Statement, the Company Shares will be validly issued, fully paid and nonassessable, and (ii) the Selling Stockholder Shares and the Option Shares have been validly issued and are fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus that constitutes a part of the Registration Statement.


                                        Very truly yours,



                                        SHAW PITTMAN POTTS & TROWBRIDGE